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                                                                    EXHIBIT 4(G)


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                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF MAY 31, 1994

                                  BY AND AMONG

                      OWENS-CORNING FIBERGLAS CORPORATION

                                      AND

                   THE PURCHASERS WHO ARE SIGNATORIES HERETO

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                               TABLE OF CONTENTS

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                                                                             PAGE
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1. Definitions.............................................................
2. Registration............................................................
3. Compliance with the Securities Act......................................
   3.1 Sales and Transfers of Registrable Securities.......................
   3.2 Certificates Evidencing the Registrable Securities..................
4. Registration Procedures.................................................
5. Registration Expenses...................................................
6. Indemnification and Contribution........................................
7. Limitation of Remedies..................................................
8. Miscellaneous...........................................................

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                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

  This Common Stock Registration Rights Agreement (the "Agreement") is made and entered into as of May 31, 1994, among Owens-Corning Fiberglas Corporation, a Delaware corporation (the "Company"), and the purchasers whose signatures appear on the execution pages of this Agreement (individually, a "Purchaser" and, collectively, the "Purchasers").

  This Agreement is made pursuant to (i) the Amended and Restated Stock Purchase Agreement, dated as of May 9, 1994 (the "Purchase Agreement"), between the Company and each of the Purchasers relating to the acquisition by the Company of all of the shares of capital stock of UC Industries, Inc., a Delaware corporation, in consideration of (among other things) the issuance by the Company to the Purchasers of an aggregate of 855,556 shares of Common Stock, par value $.10 per share, of the Company.

  In consideration of the foregoing, the parties hereto agree as follows:

  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

    "Business Day" shall mean a day that is not a Legal Holiday.

    "Closing Date" shall mean the Date of Closing as defined in the Purchase Agreement.

    "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

    "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "Holder" shall mean each of the Purchasers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

    "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

    "Majority of the Registrable Securities" shall mean holders of a majority of the aggregate shares of Common Stock sold pursuant to the Purchase Agreement.

    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

    "Purchase Agreement" shall have the meaning set forth in the preamble.

    "Purchaser" and "Purchasers" shall have the meaning set forth in the preamble.

    "Registrable Securities" shall mean any of (i) the Shares and (ii) Common Stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities have been sold to the public pursuant to Rule 144(k) (or any

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  similar provision then in force, but not Rule 144A) under the Securities
  Act, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

    "Registration Statement" shall mean any registration statement of the Company, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

    "Restricted Security" shall have the meaning set forth in Rule 144(a)(3) under the Securities Act as modified by applicable SEC interpretations.

    "Rule 144" shall mean Rule 144 under the Securities Act, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

    "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any successor thereto.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

    "Shares" shall mean the shares of Common Stock issued to the Purchasers party to this Agreement pursuant to the Purchase Agreement.

    "Transfer Agent" shall mean Chemical Bank and any successor transfer agent or registrar for the Common Stock.

  2. Registration. No later than five Business Days following the Closing Date, the Company shall prepare and file with the SEC a registration statement with respect to all of the Registrable Securities. The Company shall use reasonable efforts to have such registration statement declared effective by the SEC following the Closing Date: (i) two Business Days following the first date on which the closing price of the Registrable Securities equals or exceeds $45.00 per share (in accordance with Section 2.3(a) of the Purchase Agreement), but in any event (ii) no later than the date that is four months after the Closing Date (regardless of the price at which a sale of Registrable Securities would be effected on such date), and in either case use reasonable efforts to take all other actions reasonably necessary to permit public resale of the Registrable Securities until all Registrable Securities are sold.

  3. Compliance with the Securities Act.

  3.1 SALES AND TRANSFERS OF REGISTRABLE SECURITIES. (a) None of the Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale"), except (x) in a registration effected pursuant to Section 2, (y) to the Company pursuant to
Section 2.2(f) of the Purchase Agreement or (z) in compliance with this Section
3.

  (b) A Purchaser may sell its Registrable Securities only if:

    (i) such sale is made in reliance on an exemption from the registration requirements of the Securities Act and such Purchaser delivers to the Company an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

    (ii) the transferee of such Registrable Securities agrees to be bound by the provisions of this Section 3 with respect to any sale of any of such Registrable Securities.

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  3.2 Certificates Evidencing the Registrable Securities. (a) Upon original issuance thereof, and until such time as the same is no longer a Restricted Security, the Registrable Securities shall bear the following legend:

  THE SHARES OF COMMON STOCK REPRESENTED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE COMMON STOCK EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE COMMON STOCK REPRESENTED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH COMMON STOCK MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) PURSUANT TO EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND, UPON AN OPINION OF COUNSEL), (b) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
  (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND
  (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE COMMON STOCK REPRESENTED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

  (b) The certificates representing such Securities and each certificate issued in transfer thereof, shall also bear any legend required under any applicable state securities or "blue sky" laws.

  4. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Section 2 hereof, the Company shall:

    (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof.

    (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective as provided in Section 2, cause each related Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

    (c) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

    (d) use all reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder thereof covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

    (e) notify each Holder of Registrable Securities (and the broker referred to in the second sentence of Section 2.2(f) of the Purchase Agreement) promptly and, if required by such Holder, confirm such

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  advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

    (g) furnish to each Holder of Registrable Securities and to the Purchasers, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

    (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

    (i) upon the occurrence of any event contemplated by Section 4(e)(v) hereof, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as soon as reasonably practicable and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in good faith that such disclosure is not necessary, the Company agrees promptly to notify each Holder of such determination, to amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the Prospectus as so amended or supplemented as each Holder may reasonably request;

    (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such documents to the Holders and make available for discussion of such document the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities;

    (k) obtain a CUSIP number for the Common Stock; and

    (l) shall use its best efforts to cause the Registrable Securities to be listed on the national securities exchange on which the Common Stock is then listed.

  The Company may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to (i) furnish to the Company such information regarding the Holder

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and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Agreement.

  5. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is required by the managing underwriters, if any,) (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and fees and disbursements of one special counsel for the sellers of Registrable Securities (subject to Section 5(b) hereof), (v) fees and disbursements of all independent certified public accountants for the Company, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit,
(x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

  (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a registration for the reasonable fees and disbursements of any one firm chosen by the Holders of a Majority of the Registrable Securities in connection with the registration of the Registrable Securities.

  6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, and each of their respective directors, officers, partners, agents and employees from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person, director, officer, partner, agent or employee in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use in any such Registration Statement or Prospectus.

  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished

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to the Company in writing by such Holder expressly for use in any Registration
Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by, in the case of a claim under paragraph (a) of this Section 6, the Company on the one hand and the Holders on the other hand and, in the case of a claim under paragraph (b) of this Section 6, by the Company on the one hand and each Holder who may be an indemnifying party on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault, in the case of a claim under paragraph (a) of this Section 6, of the Company on the one hand and the Holders on the other hand and, in the case of a claim under paragraph (b) of this Section 6, by the Company on the one hand and each Holder who may be an indemnifying party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the

                                       6
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Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  (e) The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  (f) At the request of the broker designated pursuant to Section 2.3 of the Purchase Agreement, the Company shall enter into customary indemnification arrangements with such broker.

  7. Limitation of Remedies. Notwithstanding anything to the contrary contained herein, in the event that the Company fails to file a Registration Statement, fails to keep such Registration Statement effective, or fails to take any other action provided for herein, in each case to the extent required by the terms hereof, the sole remedy of each Holder of Registrable Securities (except with respect to any obligation of the Company under Section 5 or 6 hereof) shall be to enforce its rights set forth in Section 2.2(f) of the Purchase Agreement.

  8. Miscellaneous.

  (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

  (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a Majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

  (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice (with copies) given in accordance with the provisions of this
Section 8(c), which address initially is with respect to the Purchasers, the addresses set forth in the Purchase Agreement; and (ii) if to the Company, at the Company's address set forth in the Purchase Agreement.

  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed;

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when answered back, if telexed; when receipt is acknowledged, if telecopied;
and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, any subsequent Holder; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

  (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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  In Witness Whereof, the parties have executed this Agreement as of the date first written above.

                                         Owens-Corning Fiberglas Corporation

                                                  /s/ Carl B. Hedlund
                                         By: __________________________________
                                           Name: Carl B. Hedlund
                                           Title: Vice President

                                                 /s/ R. Scott Schafler
                                         ______________________________________
                                                   R. Scott Schafler

                                      /s/ Rubelle Schafler  R. Scott Schafler
                                     __________________________________________
                                      Rubelle Schafler and R. Scott Schafler,
                                      as Trustees of the Article X Julie Trust
                                              u/w/o Norman I. Schafler

                                      /s/ Rubelle Schafler  R. Scott Schafler
                                     __________________________________________
                                      Rubelle Schafler and R. Scott Schafler,
                                      as Trustees of the Article X Scott Trust
                                              u/w/o Norman I. Schafler

                                      /s/ Rubelle Schafler  R. Scott Schafler
                                     __________________________________________
                                      Rubelle Schafler and R. Scott Schafler,
                                         as Trustees of the Article XI Julie
                                           Trust u/w/o Norman I. Schafler

                                      /s/ Rubelle Schafler  R. Scott Schafler
                                     __________________________________________
                                      Rubelle Schafler and R. Scott Schafler,
                                         as Trustees of the Article XI Scott
                                           Trust u/w/o Norman I. Schafler

                                                  /s/ Gerald Rosenberg
                                         ______________________________________
                                                    Gerald Rosenberg

                                                  /s/ Jerry Weinstein
                                         ______________________________________
                                                    Jerry Weinstein

                                         1984 Merchant Investment Partnership

                                                 /s/ Merchant GP, Inc.
                                         By: __________________________________
                                                    its general partner

                                                     /s/ Mark Adley
                                         By: __________________________________
                                                        Mark Adley,
                                                   its Authorized Agent

                                                                       EXHIBIT A

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                  OR REGISTRATION OF TRANSFER OF COMMON STOCK

Re:Common Stock (the "Common Stock"
of Owens-Corning Fiberglas Corporation

  This Certificate relates to     shares of Common Stock held by
(the "Transferor").

  The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of a certificate or certificates representing shares of Common Stock.

  In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Common Stock Registration Rights Agreement ("Agreement") relating to the shares of Common Stock and the restrictions on transfers thereof as provided in Section 3 of such Agreement, and that the transfers of shares of Common Stock requested hereby does not require registration under the Securities Act (as defined below) because:

  [_] Such shares of Common Stock are being transferred pursuant to an effective registration statement under the Securities Act.

  [_] Such shares of Common Stock are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act. If this Certificate contains the restrictive legend required by
Section 3 of the Agreement, an opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                          _____________________________________
                                                (INSERT NAME OF TRANSFEROR)

                                          By: _________________________________

Date: _______________________________
   *Check applicable box.

                                      A-1